Exhibit 10.13

Execution Copy

PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT, dated as of January 31, 2007 (the “Agreement”), by and among Sbarro, Inc., a New York corporation (the “Company”), MidOcean SBR Holdings, LLC, a Delaware limited liability company (“Parent”), and MidOcean US Advisor, LP, a Delaware limited partnership (“MidOcean”).

WITNESSETH:

WHEREAS, the Company, Parent, MidOcean SBR Acquisition Corp., a New York corporation and an indirect wholly-owned subsidiary of Parent (“Acquisition Corp”), and the stockholders of the Company entered into an Agreement and Plan of Merger, dated as of November 22, 2006 (the “Merger Agreement”), pursuant to which Acquisition Corp was merged with and into Sbarro, resulting in the Company becoming an indirect wholly-owned subsidiary of Parent;

WHEREAS, MidOcean Partners III, L.P. and MidOcean Partners III-A, L.P., each a Cayman Islands exempted limited partnership, and MidOcean Partners III-D, L.P., a Delaware limited partnership (collectively, the “MidOcean Partnerships”), are members of Parent;

WHEREAS, MidOcean provides investment advisory services to the MidOcean Partnerships;

WHEREAS, MidOcean has performed financial, management advisory and other services (the “Transaction Services”) for the Company in connection with the transactions contemplated by the Merger Agreement and the Credit Agreements (as defined below) (the “Transactions”), including services in connection with (i) the retention of various financial and other advisors and consultants in connection with the Merger Agreement, and (ii) the structuring, implementation and consummation of the Transactions;

WHEREAS, Parent, the Company and their respective affiliates from time to time in the future may: (a) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including (i) offerings of membership interests of Parent to its employees and directors (“Management Offerings”), (ii) offerings of equity securities of the Company and (iii) offerings of debt securities to refinance any indebtedness of Parent, the Company and their respective affiliates or for other corporate purposes; and (b) repurchase, redeem or otherwise acquire securities of Parent, the Company and their respective affiliates (any such repurchase or redemption being referred to herein as a “Redemption”);

WHEREAS, each of Parent and the Company desires to receive financial and managerial advisory services from MidOcean, and MidOcean desires to provide such services to Parent and the Company; and

WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by MidOcean, the MidOcean Partnerships, or related persons or affiliates, under applicable securities laws or otherwise, in connection with the Transactions or any Securities Offerings, or relating to other actions or omissions of or by Parent or the Company, or relating to the provision by MidOcean of management consulting, monitoring and financial advisory services to Parent and the Company, and the parties hereto accordingly wish to provide for MidOcean, the MidOcean Partnerships, and related persons and affiliates to be indemnified in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1. Definitions.

“Agreement” has the meaning set forth in the preamble.

“Boards” means the Parent Board and the Company Board.

“Claim” means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

“Closing Fee” has the meaning set forth in Section 4(a).

“Company” has the meaning set forth in the preamble.

“Company Board” means the Board of Directors of the Company.

“Credit Agreements” means: (i) that certain indenture and note purchase agreement, each dated the date hereof, with respect to the issuance by the Company of $150 million of senior notes, and (ii) that certain credit agreement entered into between MidOcean SBR Acquisition Corp., the Company, Parent, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, Credit Suisse, as syndication agent, and Bank of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers and book managers, in each case including all ancillary agreements and instruments entered into in connection therewith and as the same may be amended, restated, restructured, supplemented or otherwise modified from time to time (whether or not any of the foregoing have the effect of increasing the principal amount of indebtedness thereunder), and any replacement or refinancing thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 4(d).

“Financial Advisory Fee” has the meaning set forth in Section 4(c).

“Financial Advisory Services” has the meaning set forth in Section 3(b).

“Indemnitee” means each of MidOcean, the MidOcean Partnerships and their respective successors and assigns, and each of their respective directors, officers, partners, members, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act).

“Information” has the meaning set forth in Section 3(c).

“Management Fee” has the meaning set forth in Section 4(b).

“Management Offerings” has the meaning set forth in the recitals.

“Management Services” has the meaning set forth in Section 3(a).

“Merger Agreement” has the meaning set forth in the recitals.

“MidOcean” has the meaning set forth in the preamble.

“MidOcean Partnerships” has the meaning set forth in the recitals.

“Notice of Claim” has the meaning set forth in Section 8(a).

“Notice of Payment” has the meaning set forth in Section 8(c).

“Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

“Parent” has the meaning set forth in the preamble.

“Parent Board” means the Board of Directors of Parent.

“Qualified Public Offering” has the meaning assigned to such term in the Amended and Restated Limited Liability Company Agreement of Parent, dated as of the date hererof, as the same may be amended from time to time.

“Redemption” has the meaning set forth in the recitals.

“Related Document” means any agreement, certificate, instrument or other document to which the Company or any subsidiary thereof may be a party or by which the Company or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions, any Securities Offerings or any of the transactions contemplated thereby.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Offerings” means any Redemption, any Management Offering and any other Subsequent Offering.

“Subsequent Offerings” has the meaning set forth in the recitals.

“Transaction Services” has the meaning set forth in the recitals.

“Transactions” has the meaning set forth in the recitals.

2. Engagement. Each of Parent and the Company hereby engages MidOcean as a consultant, and MidOcean hereby agrees to provide financial and managerial consulting and advisory services to Parent and the Company, all on the terms and subject to the conditions set forth below.

3. Services, etc.

(a) MidOcean hereby agrees during the term of this Agreement to assist, advise and consult with the Company Board and management of the Company in such manner and on such business, management and financial matters, and provide such other financial and other consulting and advisory services (collectively, the “Management Services”), as may be reasonably requested from time to time by either of the Company Board, including assistance, advice or consultation in:

(i) establishing and maintaining banking, legal and other business relationships for the Company;

(ii) developing and implementing corporate and business strategy and planning for the Company, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs; and

(iii) providing professional employees to serve as directors or officers of Parent and the Company.

(b) MidOcean further agrees to provide to Parent and the Company and their affiliates investment banking, financial advisory and other similar services in connection with any debt and equity financings, mergers, acquisitions, divestitures and other similar transactions, in which Parent, the Company and their affiliates may engage (or contemplate engaging) from time to time during the term of this Agreement (the “Financial Advisory Services”) as may be reasonably requested by Parent or the Company.

(c) Parent and the Company will furnish MidOcean with such information as MidOcean reasonably believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the “Information”). Each of Parent and the Company recognizes and confirms that: (i) MidOcean will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder; and (ii) MidOcean does not assume responsibility for the accuracy or completeness of the Information and such other information.

4. Compensation; Expenses.

(a) The Company agrees to pay, or cause to be paid, on the date hereof on behalf of itself, to MidOcean a fee in an amount to be specified by MidOcean of up to $2,000,000, as compensation for the Transaction Services rendered by MidOcean in connection with the Transactions (the “Closing Fee”), it being hereby agreed by the parties that the Closing Fee is being paid for services provided by MidOcean to the Company itself.

(b) The Company agrees to pay to MidOcean, as compensation for the Management Services rendered and to be rendered to itself hereunder, an annual fee (the “Management Fee”), equal to $1,000,000, payable quarterly, in advance, with the first payment due on the date hereof, where the first payment shall be calculated on a pro rata basis based on the number of days remaining in the quarter, and with all subsequent quarterly payments of $250,000 due in advance of each quarter and payable on January 1, April 1, July 1 and October 1, during the term of this Agreement, unless MidOcean agrees to defer receipt of any or all of such quarterly payments in which event they shall accrue and be paid by the Company no later than 30 days following the end of the applicable fiscal year of the Company, it being hereby agreed by the parties that the Management Fee is being paid for services provided by MidOcean to the Company itself. The Management Fee may be increased only upon approval in writing by the Company and may be decreased only with the prior written consent of MidOcean.

(c) In addition, the Company and Parent each agree to pay to MidOcean, as compensation for the Financial Advisory Services to be rendered hereunder to either the Company or Parent, as applicable, advisory fees (the “Financial Advisory Fees”); provided that the Financial Advisory Fees shall be at rates no greater than market rates for the services being performed, nor greater than the rates the Company could reasonably obtain from an unaffiliated third party in an arm’s-length transaction; and provided, further, that the Company shall pay MidOcean for the Financial Advisory Services provided hereunder to the Company and Parent shall pay MidOcean for the Financial Advisory Services provided hereunder to Parent.

(d) The Company and Parent each agree to reimburse MidOcean for such travel and other reasonable out-of-pocket fees and expenses (“Expenses”) incurred by MidOcean, the MidOcean Partnerships or any of their respective affiliates (including any employees thereof), including any Expenses, in connection with this Agreement or the negotiation and consummation of the Transactions; provided that the Company shall reimburse MidOcean for Expenses incurred by MidOcean on behalf of the Company and Parent shall reimburse MidOcean for Expenses incurred by MidOcean on behalf of Parent. Additional expenses incurred by MidOcean and its employees and advisors may be reimbursed by the Company or Parent, as the case may be, in accordance with the principles set forth in the preceding sentence, if such additional expenses were approved in advance by the Company or Parent, as applicable. MidOcean may submit monthly expense statements to the Company or Parent, as applicable, which shall be payable within 30 days from the date of such submission.

(e) For the avoidance of doubt, the parties agree that, upon the request of Parent, to the extent permitted under the Credit Agreements, the Company will loan (or otherwise advance or provide) to Parent any amounts necessary to allow Parent to pay any Financial Advisory Fees and reimburse Expenses that it may owe to MidOcean (or any other person) under the terms of this Agreement. Any such loans (or other payments, if appropriate) shall bear interest at the appropriate applicable Federal rate and shall be payable under such terms and conditions as shall be established by the Company and Parent at the time such loans are made.

5. Term, etc.

(a) This Agreement shall be in effect until, and shall terminate upon, the tenth anniversary of the date hereof. MidOcean may terminate this Agreement at any time with 30 days’ prior notice to Parent and the Company. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Sections 2, 3, 4, 7, 8 and 9.

(b) Upon any consolidation, reorganization, merger, recapitalization or any conveyance, transfer or lease of all or substantially all of the assets of Parent or the Company, the successor corporation or other entity formed by such consolidation or into which Parent or the Company is merged or to which such conveyance, transfer or lease is made (the “Successor Entity”) shall succeed to, and be substituted for, Parent and/or the Company, as applicable, under this Agreement with the same effect as if such successor entity had been a party hereto if the MidOcean Partnerships and their affiliates and designees, collectively, shall, directly or indirectly, beneficially own (as defined in Rule 13d-3 of the Exchange Act) at least one-third of the outstanding voting capital stock of such Successor Entity. Any other consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets or equity of Parent or the Company shall have the effect of terminating this Agreement with respect to Parent and the Company or of releasing Parent and the Company, or any such Successor Entity, from its obligations hereunder other than the payment of accrued but unpaid fees and expenses as provided in Section 5(d).

(c) This Agreement shall also terminate upon the consummation of a Qualified Public Offering

(d) Upon termination of this Agreement: (i) any prepaid installment of the Management Fee or the Financial Advisory Fees or any portion thereof (pro rated, with respect to the quarter in which such termination occurs, for the portion of such quarter following such termination), shall be immediately refunded to the Company; (ii) any installment of the Management Fee or any portion thereof which has been deferred and accrued shall be immediately paid by the Company to MidOcean; (iii) any portion of the fees payable to MidOcean pursuant to Section 4(a) of this Agreement which remains unpaid shall be immediately paid to MidOcean by the Company; (iv) in the case of any termination of this Agreement pursuant to Section 5(b) in connection with any transaction specified therein, the Company shall pay MidOcean a fee of $1,000,000; and (vi) in the case of any termination of this Agreement pursuant to Section 5(c) in connection with a Qualified Public Offering, the Company shall pay MidOcean a fee of $2,000,000. In the event of the liquidation of Parent or the Company, all amounts due by the Company to MidOcean hereunder shall be paid to MidOcean before any liquidating distributions or similar payments are made to stockholders of Parent or the Company.

6. Independent Contractor Status. The parties agree that MidOcean shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither MidOcean nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of Parent or the Company, and none of them shall have authority to contract in the name of or bind Parent or the Company, except (a) to the extent that any professional employee of

MidOcean may be serving as a director or officer of Parent or the Company pursuant to Section 3(a)(iii) hereof, or (b) as expressly agreed to in writing by Parent or the Company.

7. Indemnification. The Company and Parent, jointly and severally, will indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations incurred before or after the date of this Agreement and in any way resulting from, arising out of or relating to: (a) this Agreement, the Transactions or any Securities Offering (including any Related Document or any of the transactions contemplated thereby); (b) any other action or failure to act of the Company or any of its subsidiaries or any of its predecessors or successors; (c) the performance by MidOcean of management consulting, monitoring, financial advisory or other services for Parent or the Company, including the Transaction Services, the Management Services and Financial Advisory Services; (d) the fact that such Indemnitee is or was a member, shareholder, director or officer of Parent or the Company or is or was serving at the request of Parent or the Company as a director, officer, employee or agent of or advisor or consultant to another Person; or (e) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a member, shareholder, director or officer of Parent or of the Company; provided that the foregoing indemnification rights shall not be available to the extent that (i) any such Obligation is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct or (ii) subject to the rights of contribution provided below, indemnification for any Obligations would violate any applicable law. For the avoidance of doubt, the foregoing indemnification rights shall include any and all reasonable fees, costs and expenses (including fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary of under law or regulation.

8. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, MidOcean (acting on its own behalf or, if requested in writing by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified MidOcean thereof. The Notice of Claim shall specify all material facts known to MidOcean (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if MidOcean (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of any of MidOcean or such Indemnitee to give such Notice of Claim shall not relieve the Company of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to the Company and the Company is materially prejudiced as a result of the failure to give such Notice of Claim. The Company shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to MidOcean and to any Indemnitee. MidOcean may participate in such defense with counsel of MidOcean’s choosing at the expense of, and reasonably satisfactory to, the Company. If in the exercise of their good faith judgment any one or more other Indemnitee reasonably determines that the Claim presents an actual or potential conflict of interest with MidOcean, such Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all such Indemnitees (if reasonably satisfactory to the Company) at the choosing of such Indemnitees and at the expense of the Company. In the event that the Company does not undertake the defense of the Claim within a reasonable time after MidOcean has given the Notice of Claim, or in the event that MidOcean shall in good faith make a reasonable determination that the defense of any Claim by the Company is inadequate (provided that MidOcean must provide notice of such determination to the Company and the Company shall have 60 days to cure any such inadequacies) or may conflict with the interests of any Indemnitee, MidOcean may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company. In the defense of any Claim, the Company shall not, except with the consent of MidOcean (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, MidOcean and each other Indemnitee seeking indemnification hereunder will cooperate with the Company so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of MidOcean or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by MidOcean or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

(b) The Company hereby agrees to advance costs and expenses, including attorney’s fees, incurred by MidOcean (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of MidOcean or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that MidOcean or such Indemnitee is not entitled to be indemnified by any of the Company as authorized by this Agreement.

(c) Each Indemnitee shall notify the Company in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by an Indemnitee shall bear simple interest at the rate equal to The Bank of America prime rate as of the date of such payment plus 2% per annum, from the date the Company receive the Notice of Payment to the date on which the Company shall repay the amount of such Claim plus interest thereon to such Indemnitee.

9. Contribution.

(a) If for any reason the indemnity provided for in Section 7 is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect: (i) the relative fault of the Company, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation; (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by the Company, on the one hand, and such Indemnitee, on the other, from the Transactions or Securities Offering; and (iii) if required by applicable law, any other relevant equitable considerations.

(b) For purposes of Section 9(a), the relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.

(c) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 9(a) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Sections 9(a) and 9(b). The Company shall not be liable under Section 9(a) for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances that the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under Section 7, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from the Company with respect to any Obligation in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence, intentional misconduct or bad faith in connection with such Obligation and the Company is not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence, intentional misconduct or bad faith.

10. Certain Covenants. The Company agrees to perform its obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company shall implement and maintain in full force and effect any and all provisions in its governing and organizational documents that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including a provision of its limited liability company agreement eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as it may be amended from time to time. Notwithstanding the foregoing, the parties hereto acknowledge and agree that if, at any time, the Company shall be prohibited under the terms of the Credit Agreements from making any payment of the Management Fee or the Financial Advisory Fees, the failure to make such payment (solely to the extent of such prohibition) shall not be deemed a breach of or default under this Agreement; provided that the Company shall not be relieved of its obligation to make such payment promptly upon the lifting of such prohibition, but such payment or payments shall accrue and cumulate until such time as they may be may made consistent with the terms of the Credit Agreements.

11. Third-Party Beneficiaries. All Indemnitees not signatories to this Agreement are intended third-party beneficiaries of this Agreement.

12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if: (a) delivered personally; (b) mailed, certified or registered mail with postage prepaid; (c) sent by next-day or overnight mail or delivery; or (d) sent by fax, with a copy sent by (a), (b), or (c) above, as follows:

If to Parent or MidOcean, to:

c/o MidOcean Partners

320 Park Avenue

Suite 1700

New York, NY 10022

Facsimile: 212-497-1373

Attention: Robert Sharp & Nicholas McGrane

with a copy to:

Kirkland & Ellis LLP

655 Fifteenth Street, N.W.

Washington, DC 20005

Facsimile: 202-879-5200

Attention: Mark D. Director, Esq.

If to the Company to:

Sbarro, Inc.

401 Broadhollow Road

Melville, New York 11747

Facsimile: 631-715-4186

Attention: Peter Beaudrault & Stuart M. Steinberg

with a copy to:

Steinberg, Fineo, Berger & Fischoff, P.C.

401 Broadhollow Road

Melville, New York 11747

Facsimile: 631-715-4186

Attention: Stuart M. Steinberg, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received: (w) if by personal delivery on the day after such delivery; (x) if by certified or registered mail, on the seventh business day after the mailing thereof; (y) if by next-day or overnight mail or delivery, on the day delivered; or (z) if by telecopy, on the day such telecopy was sent (provided that a copy is also sent by certified or registered mail).

14. No Representations. There are no representations or warranties of MidOcean in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

15. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

17. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to each Indemnitee and their respective successors, heirs and permitted assigns; provided that, none of MidOcean, or the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other parties hereto. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of MidOcean hereunder may be expressly assigned by MidOcean to one or more of its affiliates. Subject to Section 11, this Agreement is not intended to confer any right or remedy upon any person other than the parties to this Agreement, each Indemnitee and their respective successors, heirs and permitted assigns.

18. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York applicable to contracts made and to be performed wholly therein, without regard to principles of conflicts of laws that would defer to the laws of another jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of Suffolk and the United States District Court for the Eastern District of New York in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in Suffolk County, New York or the Eastern District of New York, agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts or that such action or suit is brought in an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 13 hereof.

19. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE

THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 19.

20. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this Professional Services Agreement as of the date first above written.

SBARRO, INC.

By:	/s/ Peter Beaudrault
Name: Title:

MIDOCEAN SBR HOLDINGS, LLC

By:	/s/ Anthony Puglisi
Name: Title:

MIDOCEAN US ADVISOR, LP

By:	/s/ Stuart Steinberg
Name: Title:

MIDOCEAN PARTNERS III, L.P.

MIDOCEAN PARTNERS III-A, L.P.

MIDOCEAN PARTNERS III-D, L.P.

January 31, 2007

MidOcean SBR Holdings, LLC

c/o MidOcean Partners

320 Park Avenue

Suite 1700

New York, NY 10022

Mr. Mario Sbarro, as Stockholder Representative

c/o Sbarro, Inc.

401 Broadhollow Road

Melville, NY 11747

Ladies and Gentlemen:

Reference is made to that certain letter agreement, dated as of November 22, 2006 (the “Tax Letter”) (a copy of which is attached hereto as Exhibit A), from MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P. (together, the “Investors”) to MidOcean SBR Holdings, LLC and Mario Sbarro, as Stockholders’ Representative (as defined in the Agreement and Plan of Merger, dated as of November 22, 2006, as amended (the “Merger Agreement”), by and among Sbarro, Inc., a New York corporation (“Sbarro”), MidOcean SBR Holdings, LLC, a Delaware limited liability company (the “Company”), MidOcean SBR Acquisition Corp., a New York corporation and an indirect wholly-owned subsidiary of the Company (“Acquisition”), and the stockholders of Sbarro who are party thereto (the “Stockholders”)), pursuant to which Acquisition will be merged with and into Sbarro to make Sbarro an indirect wholly-owned subsidiary of the Company. Capitalized terms used but not defined shall have the meaning ascribed to them in the Merger Agreement.

The Tax Letter, and all obligations contained therein, is hereby terminated and has no further force or effect.

This letter may be executed in counterparts. This letter shall be governed by the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York for any litigation arising out of or relating to this letter or the transactions contemplated hereby. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this letter or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Very truly yours,

MIDOCEAN PARTNERS III, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:	/s/ Nicholas McGrane
Name: Title:

MIDOCEAN PARTNERS III-A, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:	/s/ Nicholas McGrane
Name: Title:

MIDOCEAN PARTNERS III-D, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:	/s/ Nicholas McGrane
Name: Title:

Agreed and accepted, as of the date first written above:

MIDOCEAN SBR HOLDINGS, LLC

/s/ Nicholas McGrane
Name: Title:

/s/ Mario Sbarro
Mario Sbarro, as Stockholders’ Representative

Exhibit A - November 22 Letter

MIDOCEAN PARTNERS III, L.P.

MIDOCEAN PARTNERS III-A, L.P.

MIDOCEAN PARTNERS III-D, L.P.

November 22, 2006

MidOcean SBR Holdings, LLC

c/o MidOcean Partners

320 Park Avenue

Suite 1700

New York, NY 10022

Mr. Mario Sbarro, as Stockholder Representative

c/o Sbarro, Inc.

401 BroadhollowRoad

Melville, NY 11747

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Sbarro, Inc., a New York corporation (“Sbarro”), MidOcean SBR Holdings, LLC, a Delaware limited liability company (the “Company”), MidOcean SBR Acquisition Corp., a New York corporation and a wholly-owned subsidiary of the Company (“Acquisition”), and the stockholders of Sbarro who are party thereto (the “Stockholders”), pursuant to which Acquisition will be merged with and into Sbarro to make Sbarro a wholly-owned subsidiary of the Company. Capitalized terms used but not defined shall have the meaning ascribed to them in the Merger Agreement. This letter is being delivered in connection with the execution of the Merger Agreement today by Sbarro, the Company, Acquisition and the Stockholders.

MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P. (together, “Investors”) hereby severally agree that if the Company is required to make tax distribution payments to members of the Company holding Preferred Units (designated as Class A Units of the Company), and if the Company does not have sufficient cash to make such tax distributions, the Investors shall provide such funds to the Company as are necessary to allow the tax distributions to be made, with the terms and conditions of such funding to be mutually agreed. The several liabilityof the Investors to provide such funding to the Company shall be as follows, with respect to any liability thereunder: MidOcean Partners IIl, L.P. — 46.3528%, MidOcean Partners III-A, L.P.- 43.9837%; and MidOcean Partners III-D, L.P. — 9.6635%.

This letter, and the obligations contained herein, shall expire and have no further force and effect if the Merger Agreement is terminated prior to the Closing.

Notwithstanding anything that may be expressed or implied in this letter, (a) notwithstanding that each of the signatories below is a partnership, except for fraud, no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any officer, agent or employee of any Investors or any partner of any Investors or any director, officer, employee, partner, affiliate, assignee or representative of the foregoing, excluding the Investors, the Company and Acquisition (any such person or entity, a “Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (b) except for fraud, no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representatives under this letter or any documents or instruments delivered in connection herewith or with the Merger Agreement or for any claim based on, in respect of or by reason of such obligations or by their creation.

Neither this letter nor any of the rights and obligations described herein may be assigned.

This letter may be executed in counterparts. This letter shall be governed by the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York for any litigation arising out of or relating to this letter or the transactions contemplated hereby. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this letter or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Very truly yours,

MIDOCEAN PARTNERS III, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:	/s/ Nicholas McGrane
Name: Nicholas McGrane Title: Managing Director

MIDOCEAN PARTNERS III-A, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:	/s/ Nicholas McGrane
Name: Nicholas McGrane Title: Managing Director

MIDOCEAN PARTNERS III-D, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:	/s/ Nicholas McGrane
Name: Nicholas McGrane Title: Managing Director